This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. 1350, and accompanies the report on Form
N-CSR for the period ended August 31, 2006 of Monteagle Funds (the “Trust”).

I, Carl C. Peterson, the President of the Trust, certify to the best of my knowledge that:

(i)	the form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C 78m(a) or 78o(d)); and

(ii)	the information contained in the Form N-CSR fairly represents, in all material respects, the financial condition and results of operations of the Issuer.

Date: November 8, 2006	/s/ Carl C. Peterson
Carl C. Peterson
President/Principal Executive Officer

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. 1350, and accompanies the report on Form N-CSR for the period ended August 31, 2006 of the Monteagle Funds (the “Trust”).

I, Thomas W. Alesi, the Principal Financial Officer of the Trust, certify to the best of my knowledge that:

(i)	the form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C 78m(a) or 78o(d)); and

(ii)	the information contained in the Form N-CSR fairly represents, in all material respects, the financial condition and results of operations of the Issuer.

Date: November 8, 2006	/s/ Thomas W. Alesi
Thomas W. Alesi
Principal Financial Officer